Exhibit 10.2

SUBSCRIPTION AGREEMENT

Enumeral Biomedical Holdings, Inc.

200 CambridgePark Drive, Suite 2000

Cambridge, MA 02140

This Subscription Agreement (this “Agreement”) has been executed by the subscriber set forth on the signature page hereof (the “Subscriber”) in connection with the private placement offering (the “Offering”) of a minimum of $500,000 (the “Minimum Offering”) and a maximum of $3,000,000 (the “Maximum Offering”) of Units of securities (the “Units”), plus up to an additional $600,000 of Units to cover over-subscriptions, issued by Enumeral Biomedical Holdings, Inc., a Delaware corporation (the “Company”), at a purchase price of $1,000 per Unit (the “Purchase Price”). Each Unit consists of (i) one 12% Senior Secured Convertible Promissory Note in the face amount of $1,150, substantially in the form of Exhibit A hereto (the “Note”), and (ii) one warrant, substantially in the form of Exhibit B hereto (the “Warrant”), representing the right to purchase Eleven Thousand Five Hundred (11,500) shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), exercisable for a period of five (5) years from issuance at an exercise price of $0.10 per share. Each Note is convertible into shares of Common Stock (the “Conversion Shares”) at a conversion price and on the other terms set forth in the Note. The repayment of the Note is secured by the intellectual property of the Company, as set forth in the Security Agreement, substantially in the form of Exhibit C hereto.

The minimum subscription is $50,000 (50 Units). The Company may accept subscriptions for less than $50,000 in its sole discretion.

The Units being subscribed for pursuant to this Agreement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is being made on a reasonable best efforts basis to “accredited investors,” as defined in Regulation D under the Securities Act in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D. The Subscriber acknowledges receipt of a copy of the Registration Rights Agreement, substantially in the form of Exhibit D hereto (the “Registration Rights Agreement”).

Each closing of the Offering (a “Closing,” and the date on which such Closing occurs hereinafter referred to as the “Closing Date”) shall take place at such place as is mutually agreed to by the Company and the Placement Agents (as defined below)).

The initial Closing will not occur unless:

a.	funds deposited in escrow as described in Section 2(b) below equal at least the Minimum Offering, and corresponding documentation with respect to such amounts has been delivered by the Subscriber and other “Subscribers” under Subscription Agreements of like tenor with this Agreement (collectively, the “Subscribers”) as described in Section 2(a) below; and

b.	the other conditions set forth in Sections 7 and 8 shall have been satisfied.

Thereafter, the Company may conduct one or more additional Closings for the sale of the Units up to the Maximum Offering amount until the termination of the Offering. Unless terminated earlier by the Company, the Offering shall continue until May 19, 2017, which date may be extended for up to thirty (30) additional days, by the mutual agreement of the Company and the Placement Agents, without notice to any Subscriber, past, current or prospective (such date as so extended the “Offering Termination Date”).

Any written disclosure schedules or other written information documents delivered to the Subscriber prior to Subscriber’s execution of this Agreement, and any such document delivered to the Subscriber after Subscriber’s execution of this Agreement and prior to the Closing of the Subscriber’s subscription hereunder, are collectively referred to as the “Disclosure Materials.”

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

1.    Subscription. The undersigned Subscriber hereby subscribes to purchase the number of Units set forth on the Omnibus Signature Page attached hereto, for the aggregate Purchase Price as set forth on such Omnibus Signature Page, subject to the terms and conditions of this Agreement and on the basis of the representations, warranties, covenants and agreements contained herein.

2.    Subscription Procedure. To complete a subscription for the Units, the Subscriber must fully comply with the subscription procedure provided in this Section on or before the Closing Date for Subscriber’s Units.

a.	Subscription Documents. On or before the Closing Date, the Subscriber shall review, complete and execute the Omnibus Signature Page to this Agreement, the Investor Profile, Anti-Money Laundering Form and Accredited Investor Certification, each attached hereto following the Omnibus Signature Page (collectively, the “Subscription Documents”), and deliver the Subscription Documents to the Company at the address set forth under the caption “How to subscribe for Units in the private offering of Enumeral Biomedical Holdings, Inc.” below. Executed documents may be delivered by the Subscriber to the Placement Agent that introduced them to the Offering by facsimile or electronic mail (e-mail), if the Subscriber delivers the original copies of the documents to such Placement Agent as soon thereafter as is practicable and such Placement Agent shall, in turn, deliver the documents to the Company.

b.	Purchase Price. Simultaneously with the delivery of the Subscription Documents to the Company as provided herein, and in any event on or prior to the Closing Date, the Subscriber shall deliver to Delaware Trust Company, in its capacity as escrow agent (the “Escrow Agent”), under an escrow agreement among the Company, the Placement Agents (as defined below) and the Escrow Agent (the “Escrow Agreement”), the full Purchase Price by certified or other bank check or by wire transfer of immediately available funds, pursuant to the instructions set forth under the caption “How to subscribe for Units in the private offering of Enumeral Biomedical Holdings, Inc.” below. Such funds will be held for the Subscriber’s benefit and will be returned promptly, without interest or offset, if this Subscription Agreement is not accepted by the Company or the Offering is terminated pursuant to its terms by the Company prior to the Closing.

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c.	Company Discretion. The Subscriber understands and agrees that the Company in its sole discretion reserves the right to accept or reject this or any other subscription for Units, in whole or in part, notwithstanding prior receipt by the Subscriber of notice of acceptance of this subscription. The Company shall have no obligation hereunder until the Company shall execute and deliver to the Subscriber an executed copy of this Agreement. If this subscription is rejected in whole, or the Offering is terminated, all funds received from the Subscriber will be returned without interest or offset, and this Agreement shall thereafter be of no further force or effect. If this subscription is rejected in part, the funds for the rejected portion of this subscription will be returned without interest or offset, and this Agreement will continue in full force and effect to the extent this subscription was accepted.

3.    Placement Agents. Katalyst Securities LLC (“Katalyst”) and GP Nurmenkari Inc. (“GPN”), each a broker-dealer licensed with FINRA, have been engaged on an co-exclusive basis as placement agents (the “Placement Agents”) for the Offering on a reasonable best efforts basis. The Placement Agents and their sub-agents will be paid at each Closing from the proceeds in the Escrow Account, aggregate cash commissions equal to 10% of the gross Purchase Price paid by Subscribers in the Offering and will receive warrants to purchase a number of shares of Common Stock equal to 10% of the number of Conversion Shares initially issuable, based upon a conversion price of $0.10 per share, upon conversion of the Notes contained in the Units sold to Subscribers in the Offering, with a term of five (5) years after the Closing in which they are issued, and at an exercise price of $0.05 per share (the “Placement Agent Warrants”). Any sub-agent of the Placement Agents that introduces investors to the Offering will be entitled to share in the cash fees and Placement Agent Warrants attributable to those investors as described above, pursuant to the terms of executed sub-agent agreements). The Company will also pay certain expenses of the Placement Agents, including legal fees.

4.    Representations and Warranties of the Company. The Company hereby represents and warrants to the Subscriber, as of the date hereof and on each Closing Date (unless otherwise specified), the following:

a.	Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite power and authority to carry on its business as now conducted, and is qualified and in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted by the Company or the property owned or leased by the Company requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect (as defined below). The Company’s subsidiaries are duly incorporated or organized, validly existing and in good standing under the laws of their jurisdiction of incorporation or organization and have all requisite power and authority to carry on their business as now conducted. Such subsidiaries are duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect on their respective business or properties.

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b.	Authorization, Enforcement, Compliance with Other Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Notes, the Warrants, the Registration Rights Agreement, the Security Agreement, the Escrow Agreement and each of the other agreements and documents that are exhibits hereto or thereto or are contemplated hereby or thereby or necessary or desirable to effect the transactions contemplated hereby or thereby (the “Transaction Documents”) and to issue the Notes, the Warrants, the Placement Agent Warrants, the Conversion Shares and the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) and the Placement Agent Warrants (the “Placement Agent Warrant Shares”), in accordance with the terms hereof and thereof, (ii) the execution and delivery by the Company of each of the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Notes, the Conversion Shares, the Warrants, the Warrant Shares, and the Placement Agent Warrant Shares, have been, or will be at the time of execution of such Transaction Document, duly authorized by the Company’s Board of Directors, and no further consent or authorization is, or will be at the time of execution of such Transaction Document, required by the Company, its respective Board of Directors or its stockholders, (iii) each of the Transaction Documents will be duly executed and delivered by the Company, (iv) the Transaction Documents when executed and delivered by the Company and each other party thereto will constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

c.	Capitalization. The authorized capital stock of the Company consists of 300,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value of $0.001 per share (the “Preferred Stock”). As of the commencement of the Offering, the Company has 128,409,788 shares of Common Stock and no shares of Preferred Stock issued and outstanding. All of the outstanding shares of Common Stock of the stock of each of the Company’s subsidiaries have been duly authorized, validly issued and are fully paid and nonassessable. Except as set forth in the reports, schedules, forms, statements and other documents filed by the Company with the Securities and Exchange Commission (the “SEC”) on or prior to the date hereof and on or prior to the applicable Closing Date (the “SEC Reports” or “SEC Filings”), no shares of capital stock of the Company or any of its subsidiaries will be subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) except as set forth in the SEC Reports there will be no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries, (iii) there will be no outstanding debt securities of the Company or any of its subsidiaries other than indebtedness as set forth in the SEC Reports, (iv) other than pursuant to the Registration Rights Agreement or as set forth in the SEC Reports, there will be no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act, (v) there will be no outstanding registration statements of the Company or any of its subsidiaries, and there will be no outstanding comment letters from the SEC or any other regulatory agency; (vi) there will be no securities or instruments of the Company or any of its subsidiaries containing anti-dilution or similar provisions, including the right to adjust the exercise, exchange or reset price under such securities, that will be triggered by the issuance of the Units as described in this Agreement; and (vii) except as provided in this Agreement, no co-sale right, right of first refusal or other similar right will exist with respect to the Units (or will exist with respect to the Conversion Shares, the Warrant Shares or the Placement Agent Warrant Shares) or the issuance and sale thereof. Upon request, the Company will make available to the Subscriber true and correct copies of the Company’s Certificate of Incorporation, as amended and in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s By-laws, as amended and in effect on the date hereof (the “By-laws”), and the terms of all securities exercisable for Common Stock and the material rights of the holders thereof in respect thereto other than stock options issued to officers, directors, employees and consultants.

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d.	Issuance of Securities. The Notes, the Warrants and the Placement Agent Warrants are duly authorized and, upon issuance in accordance with the terms hereof, shall be duly issued, fully paid and nonassessable, and shall be free from all taxes, liens and charges with respect to the issue thereof. If and when issued, upon conversion of the Notes and upon exercise of the Warrants and Placement Agent Warrants, the Conversion Shares, Warrant Shares and Placement Agent Warrant Shares will be duly issued, fully paid and nonassessable and will be free from all taxes, liens and charges with respect to the issuance thereof.

e.	No Conflicts. None of the execution and delivery of or performance by the Company under each Transaction Document or the consummation of the transactions contemplated by the Transaction Documents conflicts with or violates, or causes a default under (with our without the passage of time or the giving of notice), or will result in the creation or imposition of, any lien, charge or other encumbrance upon any of the assets of the Company under any agreement, evidence of indebtedness, joint venture, commitment or other instrument to which the Company is a party or by which the Company or its assets may be bound, any statute, rule, law or governmental regulation applicable to the Company, or any term of the Company’s Certificate of Incorporation as in effect on the date hereof or any Closing Date for the Offering or By-Laws as in effect on the date hereof or any Closing Date for the Offering of the Company, or any license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any of its assets, except in the case of a conflict, violation, lien, charge or other encumbrance (except with respect to the Company’s Certificate of Incorporation or By-Laws) which would not, or could not reasonably be expected to, have a material adverse effect on the assets, business, condition (financial or otherwise), results of operations or future prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”). No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body is required for the execution and delivery of the Transaction Documents and the valid issuance or sale of the Units, the Notes, the Warrants, the Placement Agent Warrants, the Conversion Shares, the Warrant Shares, and the Placement Agent Warrant Shares, other than such as have been made or obtained and that remain in full force and effect, and except for the filing of a Form D or any filings required to be made under state or foreign securities laws, which shall be timely filed by the Company. Except those which could not reasonably be expected to have a Material Adverse Effect, neither the Company nor any subsidiary of the Company is in violation of any term of or in default under its Certificate of Incorporation or By-Laws. Except those which could not reasonably be expected to have a Material Adverse Effect, or as otherwise set forth in the Company’s SEC Filings, neither the Company nor any subsidiary of the Company is in violation of any term of or in default under any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company and any subsidiary of the Company. The business of the Company and each subsidiary of the Company is not being conducted, and shall not be conducted in violation of any material law, ordinance, or regulation of any governmental entity, except for any violation which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

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f.	SEC Filings; Financial Statements. The Company has filed and has, within the past two years, timely filed (subject to 12b-25 filings with respect to certain periodic filings) all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (all of the foregoing and all other documents filed with the SEC prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to herein as the “SEC Filings”). The SEC Filings are available to the Subscribers via the SEC’s EDGAR system. As of their respective dates, the SEC Filings complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Filings, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the audited financial statements of the Company included in the Company’s SEC Filings for the two year period ended December 31, 2016, and any subsequent unaudited interim financial statements included in the Company’s SEC Filings (collectively, the “Financial Statements”) present fairly, in all material respects, the financial position of the Company as of the dates specified and the results of operations for the periods covered thereby. Such financial statements and related notes were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except that the unaudited financial statements omit full notes, and except for normal year-end adjustments. As of the date hereof, there are no outstanding or unresolved comments in comment letters received from the staff of the SEC with respect to any of the SEC Filings.

g.	Absence of Litigation. Except as set forth in the Company’s SEC Filings, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary of the Company, wherein an unfavorable decision, ruling or finding would (i) adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of the other Transaction Documents, or (ii) have a Material Adverse Effect.

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h.	Acknowledgment Regarding Subscriber’s Purchase of the Units The Company acknowledges and agrees that each Subscriber is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that each Subscriber is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by such Subscriber or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Subscriber’s purchase of the Units, Notes, Warrants (and the Conversion Shares and Warrant Shares, if applicable). The Company further represents to the Subscribers that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

i.	No General Solicitation. Neither the Company, nor any of its affiliates, nor, to the knowledge of the Company, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Units.

j.	No Integrated Offering. Neither the Company, nor any of its affiliates, nor, to the knowledge of the Company, any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Units, Notes or Warrants under the Securities Act or cause this offering of Units to be integrated with prior offerings by the Company for purposes of the Securities Act.

k.	Employee Relations. The Company is not involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened. The Company is not party to any collective bargaining agreement. To the best of the Company’s knowledge, the Company’s employees are not members of any union, and the Company’s relationship with its employees is good.

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l.	Intellectual Property Rights. The Company has ownership or license or legal right to use all patents, patent applications, copyrights, trade secrets, know-how, sequence information, data, knowledge and information including chemical manufacturing data, specifications, formulations, testing and development data and tools for the discovery and development of products and technology, trademarks, trade names, customer lists, designs, manufacturing or other processes, computer software, systems, data compilation, research results or other proprietary rights used in the business of the Company or its subsidiaries (collectively “Intellectual Property”). All of such patents, patent applications, registered trademarks and registered copyrights have been duly registered in, filed in or issued by the United States Patent and Trademark Office, the United States Register of Copyrights or the corresponding offices of other jurisdictions and have been maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United States and all such jurisdictions. The Company believes it has taken all reasonable steps required in accordance with sound business practice and business judgment to establish and preserve its and its subsidiaries’ ownership of all material Intellectual Property with respect to their products and technology. To the knowledge of the Company, there is no infringement of the Intellectual Property by any third party. To the knowledge of the Company, the present business, activities and products of the Company and its subsidiaries do not infringe any intellectual property of any other person. There is no proceeding charging the Company or its subsidiaries with infringement of any adversely held Intellectual Property and the Company is unaware of any facts which are reasonably likely to form a basis for any such proceeding. There are no proceedings that have been instituted or pending or, to the knowledge of the Company, threatened, which challenge the rights of the Company or its subsidiaries to the use of the Intellectual Property. The Intellectual Property owned by the Company and its subsidiaries, and to the knowledge of the Company, the Intellectual Property licensed to the Company and its subsidiaries, has not been adjudged invalid or unenforceable, in whole or in part. There is no pending or, to the knowledge of the Company, threatened proceeding by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which are reasonably likely to form a basis for any such claim. Each of the Company and its subsidiaries has the right to use, free and clear of material claims or rights of other persons, all of its customer lists, designs, computer software, systems, data compilations, and other information that are required for its products or its business as presently conducted. Neither the Company nor its subsidiaries is making unauthorized use of any confidential information or trade secrets of any person. The activities of any of the employees on behalf of the Company or of its subsidiaries do not violate any agreements or arrangements between such employees and third parties that are related to confidential information or trade secrets of third parties or that restrict any such employee’s engagement in business activity of any nature. Each former and current employee or consultant of the Company or its subsidiaries is a party to a written contract with the Company or its subsidiaries that assigns to the Company or its subsidiaries, or has received an employee handbook that requires an employee to assign, all rights to all inventions, improvements, discoveries and information relating to the Company or its subsidiaries, except for any failure to so do as would not reasonably be expected to result in a Material Adverse Effect. All licenses or other agreements under which (i) the Company or its subsidiaries employs rights in Intellectual Property, or (ii) the Company or its subsidiaries has granted rights to others in Intellectual Property owned or licensed by the Company or its subsidiaries are in full force and effect, and there is no default (and there exists no condition which, with the passage of time or otherwise, would constitute a default by the Company or such subsidiary) by the Company or its subsidiaries with respect thereto.

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m.	Environmental Laws.

(i)	The Company and each subsidiary of the Company has complied with all applicable Environmental Laws (as defined below), except for violations of Environmental Laws that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. There is, to the knowledge of the Company, no pending or threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request, relating to any Environmental Law involving the Company or any subsidiary of the Company, except for litigation, notices of violations, formal administrative proceedings or investigations, inquiries or information requests that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, “Environmental Law” means any national, state, provincial or local law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including without limitation any statute, regulation, administrative decision or order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous materials or substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine life and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels, containers, abandoned or discarded barrels, and other closed receptacles; (vii) health and safety of employees and other persons; and (viii) manufacturing, processing, using, distributing, treating, storing, disposing, transporting or handling of materials regulated under any law as pollutants, contaminants, toxic or hazardous materials or substances or oil or petroleum products or solid or hazardous waste. As used above, the terms “release” and “environment” shall have the meaning set forth in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

(ii)	To the knowledge of the Company there is no material environmental liability with respect to any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by the Company or any subsidiary of the Company.

(iii)	The Company and each subsidiary of the Company (i) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its businesses and (ii) is in compliance, in all material respects, with all terms and conditions of any such permit, license or approval.

n.	Title. Except as set forth in the SEC Reports, the Company and each subsidiary of the Company has good and marketable title to all of its personal property and assets free and clear of any material restriction, mortgage, deed of trust, pledge, lien, security interest or other charge, claim or encumbrance which would have a Material Adverse Effect. With respect to properties and assets it leases, except as set forth in the SEC Reports, the Company and each subsidiary of the Company is in material compliance with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances which would have a Material Adverse Effect.

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o.	Internal Accounting Controls. Except as set forth in the Company’s SEC Filings, the Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 currently applicable to the Company. Except as set forth in the Company’s SEC Filings, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, and (iii) the recorded amounts for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

p.	No Material Adverse Breaches, etc. Neither the Company nor any subsidiary of the Company is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company’s officers has or is expected in the future to have a Material Adverse Effect. Except as set forth in the Company’s SEC Filings, neither the Company nor any subsidiary of the Company is in breach of any contract or agreement which breach, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect.

q.	Tax Status. The Company and each subsidiary of the Company has made and filed all U.S. federal and state, income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject and (unless and only to the extent that the Company or such subsidiary has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due from the Company or any subsidiary of the Company by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

r.	Certain Transactions. Except for arm’s length transactions pursuant to which the Company and subsidiaries of the Company make payments in the ordinary course of business upon terms no less favorable than it could obtain from third parties, none of the officers, directors, or employees of the Company or any subsidiary of the Company is presently a party to any transaction with the Company or any subsidiary of the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

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s.	Rights of First Refusal. The Company is not obligated to offer the securities offered hereunder on a right of first refusal basis or otherwise to any third parties including, but not limited to, current or former stockholders of the Company, underwriters, brokers, agents or other third parties.

t.	Reliance. The Company acknowledges that the Subscribers are relying on the representations and warranties made by the Company hereunder and that such representations and warranties are a material inducement to the Subscriber purchasing the Units. The Company further acknowledges that without such representations and warranties of the Company made hereunder, the Subscribers would not enter into this Agreement.

u.	Brokers’ Fees. The Company does not have any liability or obligation to pay any fees or commissions to any Broker, finder or agent with respect to the transactions contemplated by this Agreement, except for (a) the payment of the Placement Agent Fees to the Placement Agents, as applicable, (b) payments to Katalyst and to persons affiliated with or formerly affiliated with Katalyst pursuant to the terms of that certain Placement Agent Agreement dated as of June 21, 2016 (as such term is defined therein), and (c) payments to Katalyst and to persons affiliated with or formerly affiliated with Katalyst pursuant to the terms of that certain Warrant Agent Agreement, dated as of October 26, 2016 (as such term is defined therein); provided, however, that Katalyst and other brokers or agents participating in the Offering shall only be entitled to a fee with respect to the Offering pursuant to clause (a) of this paragraph, and in no event entitled to multiple fees in combination thereof.

v.	Insurance. The Company has insurance policies of the type and in amounts customarily carried by organizations conducting businesses or owning assets similar to those of the Company and its subsidiaries. There is no material claim pending under any such policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy.

w.	Material Changes. Since the respective date of the latest consolidated balance sheet of the Company included in the financial statements contained within the SEC Reports, except as specifically disclosed in the Company’s SEC Filings, (i) there have been no events, occurrences or developments that have had or would reasonably be expected to have a Material Adverse Effect with respect to the Company, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the financial statements of the Company pursuant to GAAP or to be disclosed in filings made with the SEC, (iii) the Company has not materially altered its method of accounting or the manner in which it keeps its accounting books and records, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, (v) the Company has not issued any equity securities to any officer, director or affiliate, except Common Stock issued in the ordinary course pursuant to existing Company stock option or stock purchase plans or executive and director corporate arrangements disclosed in the Company’s SEC Filings, (vi) there has not been any change or amendment to, or any waiver of any material right under, any material contract under which the Company, or any of their assets are bound or subject, and (vii) except for the issuance of the Units contemplated by this Agreement, no event, liability or development has occurred or exists with respect to the Company nor its businesses, properties, operations or financial condition, as applicable, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made that has not been publicly disclosed in the Company’s SEC Filings.

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x.	Transactions With Affiliates and Employees. None of the officers or directors of the Company and, to the Company’s knowledge, none of the employees of the Company, is a party to any transaction with the Company or to a transaction contemplated by the Company (other than for services as employees, officers and directors) that would be required to be disclosed by the Company pursuant to Item 404 of Regulation S-K promulgated under the Securities Act, except as contemplated by the Transaction Documents or set forth in the Company’s SEC Filings.

y.	Off-Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in its SEC Filings (including, for purposes hereof, any that are required to be disclosed in a Form 10) and is not so disclosed or that otherwise would have a Material Adverse Effect.

z.	Disclosure Materials. The Company’s SEC Filings taken as a whole do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

aa.	Investment Company. The Company is not required to be registered as, and is not an affiliate of, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

5.    Representations, Warranties and Agreements of the Subscriber. The Subscriber represents and warrants to, and agrees with, the Company the following:

a.	Investment Purpose. Each Subscriber is acquiring the Units, Notes, and, if applicable, the Conversion Shares and Warrant Shares (the Units, Notes, Warrants, Conversion Shares and Warrant Shares being hereinafter referred to collectively as the “Securities”), for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, such Subscriber reserves the right to dispose of the Securities at any time in accordance with or pursuant to an effective registration statement covering such Securities, or an available exemption under the Securities Act. Each Subscriber agrees not to sell, hypothecate or otherwise transfer the Securities unless such Securities are registered under the federal and applicable state securities laws or unless, in the opinion of counsel satisfactory to the Company, an exemption from such law is available.

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b.	Residence of Subscriber. Each Subscriber resides in the jurisdiction set forth on the Subscriber Omnibus Signature Page affixed hereto.

c.	Accredited Investor Status. The Subscriber meets the requirements of at least one of the suitability standards for an “Accredited Investor” as that term is defined in Rule 501(a) of Regulation D, for the reason set forth on the Investor Certification attached hereto as Annex B.

d.	Intentionally omitted.

e.	Accredited Investor Qualifications. A Subscriber (i) if a natural person, represents that such Subscriber has reached the age of 21 and has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof; (ii) if a corporation, partnership, or limited liability company or partnership, or association, joint stock company, trust, unincorporated organization or other entity, represents that such entity was not formed for the specific purpose of acquiring the Units, such entity is duly organized, validly existing and in good standing under the laws of the state of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the Units and underlying securities, the execution and delivery of this Agreement has been duly authorized by all necessary action, this Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; or (iii) if executing this Agreement in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver this Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom such Subscriber is executing this Agreement, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Agreement and make an investment in the Company, and represents that this Agreement constitutes a legal, valid and binding obligation of such entity. The execution and delivery of this Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which such Subscriber is a party or by which it is bound.

f.	Subscriber Relationship with Brokers. The Subscriber’s substantive relationship with a broker, if any, for the transactions contemplated hereby, or subagent thereof (collectively, “Brokers”), through which a Subscriber may be subscribing for the Units predates such Broker’s contact with the Subscriber regarding an investment in the Units.

g.	Solicitation. The Subscriber is unaware of, is in no way relying on, and did not become aware of the offering of the Units through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, in connection with the offering and sale of the Units and is not subscribing for the Units and did not become aware of the offering of the Units through or as a result of any seminar or meeting to which the Subscriber was invited by, or any solicitation of a subscription by, a person not previously known to the Subscriber in connection with investments in securities generally.

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h.	Brokerage Fees. Except as otherwise provided herein, the Subscriber has taken no action that would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Agreement or the transaction contemplated hereby.

i.	Subscriber’s Advisors. The Subscriber and the Subscriber’s attorney, accountant, purchaser representative and/or tax advisor, if any (collectively, the “Advisors”), as the case may be, has such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable it to utilize the information made available to it in connection with the Units to evaluate the merits and risks of an investment in the Units and the Company and to make an informed investment decision with respect thereto.

j.	Subscriber Liquidity. Each Subscriber has adequate means of providing for such Subscriber’s current financial needs and foreseeable contingencies and has no need for liquidity of its investment in the Units for an indefinite period of time, and after purchasing the Units, the Subscriber will be able to provide for any foreseeable current needs and possible personal contingencies. The Subscriber must bear and acknowledges the substantial economic risks of the investment in the Units including the risk of illiquidity and the risk of a complete loss of this investment.

k.	High Risk Investment. The Subscriber is aware that an investment in the Units involves a number of very significant risks and has carefully researched and reviewed and understands the risks of, and other considerations relating to, the purchase of the Units, including but not limited to the Company’s disclosure that the Company believes that it only has sufficient liquidity to fund operations into May 2017, and that, even with receipt of funds from this Offering, the Company will require additional capital, without which the Company will be required to downsize or wind down its operations through liquidation, bankruptcy, or a sale of its assets. Subscriber acknowledges that, among other things, while the Company and its subsidiaries shall have entered into the Security Agreement with the Subscriber and the Collateral Agent, pursuant to which the Company and its subsidiaries shall have granted and conveyed to the Collateral Agent, for the benefit of the Subscriber, a security interest in intellectual property of the Company and its subsidiaries, at all times that the Subscriber’s Note remains outstanding, which shall be governed by the laws of the State of New York, neither the Company nor the Collateral Agent has and neither of them intends to take any action to perfect any security interest in any intellectual property of the Company and its subsidiaries in any jurisdiction outside of the United States of America.

l.	Reliance on Exemptions. Each Subscriber understands that the Units are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Subscriber’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Subscriber set forth herein in order to determine the availability of such exemptions and the eligibility of such Subscriber to acquire the Units.

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m.	Information. Each Subscriber and its Advisors have been furnished with all documents and materials relating to the business, finances and operations of the Company and its subsidiaries and information that such Subscriber requested and deemed material to making an informed investment decision regarding such Subscriber’s purchase of the Units and the underlying securities. Each Subscriber and its Advisors have been afforded the opportunity to review such documents and materials, as well as the Company’s SEC Filings, as such term is defined below (hard copies of which were made available to the Subscriber upon request to the Company or were otherwise accessible to the Subscriber via the SEC’s EDGAR system), and the information contained therein. Each Subscriber and its Advisors have been afforded the opportunity to ask questions of the Company and its management. Each Subscriber understands that such discussions, as well as any written information provided by the Company, were intended to describe the aspects of the Company’s business and prospects which the Company believes to be material, but were not necessarily a thorough or exhaustive description, and except as expressly set forth in this Agreement, the Company makes no representation or warranty with respect to the completeness of such information and makes no representation or warranty of any kind with respect to any information provided by any entity other than the Company. Some of such information may include projections as to the future performance of the Company and its subsidiaries, which projections may not be realized, may be based on assumptions which may not be correct and may be subject to numerous factors beyond the Company’s and its subsidiaries’ control. Additionally, each Subscriber understands and represents that such Subscriber is purchasing the Units notwithstanding the fact that the Company and its subsidiaries may disclose in the future certain material information the Subscriber has not received, including the financial results of the Company and its subsidiaries for their current fiscal quarters. Neither such inquiries, nor any other due diligence investigations conducted by such Subscriber or its Advisors, shall modify, amend or affect such Subscriber’s right to rely on the Company’s representations and warranties contained in Section 4 above. Each Subscriber has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Units.

n.	No Other Representations or Information. In evaluating the suitability of an investment in the Units, the Subscriber has not relied upon any representation or information (oral or written) with respect to the Company or its subsidiaries, or otherwise, other than as stated in this Agreement, the Note, the Warrants, the Registration Rights Agreement, and the Security Agreement. No other oral or written representations have been made, or oral or written information furnished, to the Subscriber or its Advisors, if any, in connection with the offering of the Units.

o.	No Governmental Review. Each Subscriber understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Units, or the fairness or suitability of the Units, nor have such authorities passed upon or endorsed the merits of the offering of the Units.

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p.	Transfer or Resale. Each Subscriber understands that: (i) the Units and the underlying securities have not been and may not be registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, or (B) such Subscriber shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements; (ii) any sale of such securities made in reliance on Rule 144 under the Securities Act (or a successor rule thereto) (“Rule 144”) may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) the Company is not, and except as otherwise set forth in this Agreement, no other person is, under any obligation to register such securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. The Company reserves the right to place stop transfer instructions against the shares and certificates for the Conversion Shares and Warrant Shares to the extent specifically set forth under this Agreement. There can be no assurance that there will be any market or resale for the Conversion Shares and Warrant Shares, nor can there be any assurance that the Conversion Shares and Warrant Shares will be freely transferable at any time in the foreseeable future.

q.	Legends. Each Subscriber understands that the certificates or other instruments representing the Notes, Warrants, Conversion Shares and Warrant Shares shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) IN COMPLIANCE WITH RULE 144 OR 144A THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR (E) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE COMPANY. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

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The Company shall use its commercially reasonable efforts to cause its Transfer Agent to remove the legend set forth above from the Conversion Shares or Warrant Shares, as applicable, and, within three (3) business days, shall issue a certificate without such legend to the holder of such Conversion Shares or Warrant Shares, as applicable, upon which it is stamped, if, unless otherwise required by state securities laws, (i) the Subscriber or its broker make the necessary representations and warranties to the transfer agent for the Common Stock that it has complied with the prospectus delivery requirements in connection with a sale transaction, provided the Conversion Shares or Warrant Shares, as applicable, are registered under the Securities Act or (ii) in connection with an actual sale transaction, after such holder provides the Company with an opinion of counsel satisfactory to the Company, which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale, assignment or transfer of the Conversion Shares or Warrant Shares, as applicable, may be made without registration under the Securities Act.

r.	Authorization, Enforcement. The Subscriber has the requisite power and authority to enter into and perform under this Agreement and the other Transaction Documents, and to purchase the Units and underlying securities being sold to it hereunder. The execution, delivery and performance of this Agreement and the Transaction Documents by such Subscriber and the consummation by Subscriber of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or partnership action, and no further consent or authorization of such Subscriber or Subscriber’s Board of Directors, stockholders, partners, members, as the case may be, is required. This Agreement and the other Transaction Documents (to the extent the Subscriber is party thereto) have been duly authorized, executed and delivered by such Subscriber and upon execution of this Agreement and the Transaction Documents by the other parties hereto and thereto, constitute, or shall constitute when executed and delivered, a valid and binding obligation of such Subscriber enforceable against such Subscriber in accordance with the terms hereof and thereof, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

s.	No Conflicts. The execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation by such Subscriber of the transactions contemplated hereby and thereby or relating hereto do not and will not (i) if the Subscriber is not an individual, result in a violation of such Subscriber’s charter documents or bylaws or other organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which such Subscriber is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Subscriber or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on such Subscriber). Such Subscriber is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement and the other Transaction Documents or to purchase the Units in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, such Subscriber is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

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t.	Receipt of Documents. Each Subscriber, its counsel and/or its Advisors have received and read in their entirety: (i) this Agreement and each representation, warranty and covenant set forth herein; and (ii) all due diligence and other information necessary to verify the accuracy and completeness of such representations, warranties and covenants; each Subscriber has received answers to all questions such Subscriber submitted to the Company regarding an investment in the Company; and each Subscriber has relied on the information contained therein and has not been furnished any other documents, literature, memorandum or prospectus.

u.	Status as a Former Shell Company. Each Subscriber understands that the Company is a former “shell company” as such term is defined in Rule 12b-2 under the Exchange Act. The Company ceased to be a “shell company” on July 31, 2014, and filed Form 10 type information under cover of Form 8-K on August 6, 2014. Pursuant to Rule 144(i), securities issued by a current or former shell company (such as the Securities) that otherwise meet the holding period and other requirements of Rule 144 nevertheless cannot be sold in reliance on Rule 144 until one year after such company (a) is no longer a shell company; and (b) has filed current “Form 10 information” (as defined in Rule 144(i)) with the SEC reflecting that it is no longer a shell company, and provided that at the time of a proposed sale pursuant to Rule 144, such company is subject to the reporting requirements of section 13 or 15(d) of the Exchange Act and has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports. As a result, the restrictive legends on certificates for the securities cannot be removed except in connection with an actual sale meeting the foregoing requirements or pursuant to resale under an effective registration statement.

v.	Trading Activities. The Subscriber’s trading activities with respect to the Common Stock shall be in compliance with all applicable federal and state securities laws, rules and regulations and the rules and regulations of the principal market on which the Common Stock is listed or traded. Neither the Subscriber nor its affiliates has an open short position in the Common Stock and, except as set forth below, the Subscriber shall not, and shall not cause any of its affiliates under common control with the Subscriber, to engage in any short sale as defined in any applicable SEC or Financial Industry Regulatory Authority (“FINRA”) rules or any hedging transactions with respect to the Common Stock until the earlier to occur of (i) the first anniversary of the initial Closing Date and (ii) the Subscriber no longer owns Notes, Warrants, Conversion Shares or Warrant Shares. Without limiting the foregoing, the Subscriber agrees not to engage in any naked short transactions in excess of the amount of shares owned (or an offsetting long position) by the Subscriber.

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w.	Regulation FD. Each Subscriber acknowledges and agrees that certain of the information received by it in connection with the transactions contemplated by this Agreement is of a confidential nature and may be regarded as material non-public information under Regulation FD promulgated by the SEC and that such information has been furnished to the Subscriber for the sole purpose of enabling the Subscriber to consider and evaluate an investment in the Units. Each Subscriber further acknowledges that prior to receiving such information, Subscriber executed a confidentiality agreement or similar agreement with the Company. The Subscriber agrees that it will treat such information in a confidential manner, will not use such information for any purpose other than evaluating an investment in the Units, will not, directly or indirectly, trade or permit the Subscriber’s agents, representatives or affiliates to trade in any securities of the Company while in possession of material non-public information and will not, directly or indirectly, disclose or permit the Subscriber’s agents, representatives or affiliates to disclose any of such information without the Company’s prior written consent. The Subscriber shall make its agents, affiliates and representatives aware of the confidential nature of the information contained herein and the terms of this section including the Subscriber’s agreement to not disclose such information, to not trade in the Company’s securities while such information remains material non-public information and to be responsible for any disclosure or other improper use of such information by such agents, affiliates or representatives. Likewise, without the Company’s prior written consent, the Subscriber will not, directly or indirectly, make any statements, public announcements or other release or provision of information in any form to any trade publication, to the press or to any other person or entity whose primary business is or includes the publication or dissemination of information related to the transactions contemplated by this Agreement.

x.	No Legal Advice from the Company. Each Subscriber acknowledges that it had the opportunity to review this Agreement and the transactions contemplated by this Agreement with its own legal counsel and investment and tax Advisors. Each Subscriber is relying solely on such Advisors and not on any statements or representations of the Company or any of its employees, representatives or agents for legal, tax, economic and related considerations or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

y.	No Group Participation. Each Subscriber and its affiliates is not a member of any group, nor is any Subscriber acting in concert with any other person, including any other Subscriber, with respect to its acquisition of the Units and underlying securities.

z.	Reliance. Any information which the Subscriber has heretofore furnished or is furnishing herewith to the Company or any Broker is complete and accurate and may be relied upon by the Company and any Broker in determining the availability of an exemption from registration under U.S. federal and state securities laws in connection with the offering of securities as described in this Agreement and the related summary term sheet and transmittal letter, if any. The Subscriber further represents and warrants that it will notify and supply corrective information to the Company immediately upon the occurrence of any change therein occurring prior to the Company’s issuance of the Units. Within five (5) days after receipt of a request from the Company or any Broker, the Subscriber will provide such information and deliver such documents as may reasonably be necessary to comply with any and all laws and ordinances to which the Company or any Broker is subject.

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aa.	(For ERISA plan Subscribers only). The fiduciary of the ERISA plan represents that such fiduciary has been informed of and understands the Company’s investment objectives, policies and strategies, and that the decision to invest “plan assets” (as such term is defined in ERISA) in the Company is consistent with the provisions of ERISA that require diversification of plan assets and impose other fiduciary responsibilities. The Subscriber fiduciary or plan (a) is responsible for the decision to invest in the Company; (b) is independent of the Company or any of its affiliates; (c) is qualified to make such investment decision; and (d) in making such decision, the Subscriber fiduciary or plan has not relied primarily on any advice or recommendation of the Company or any of its affiliates;

bb.	Anti-Money Laundering; OFAC.

[The Subscriber should check the Office of Foreign Assets Control (“OFAC”) website at http://www.treas.gov/ofac before making the following representations.] The Subscriber represents that the amounts invested by it in the Company in the Units were not and are not directly or indirectly derived from activities that contravene U.S. federal or state or international laws and regulations, including anti-money laundering laws and regulations. U.S. federal regulations and executive orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of OFAC prohibited countries, territories, persons and entities can be found on the OFAC website at http://www.treas.gov/ofac. In addition, the programs administered by OFAC (the “OFAC Programs”) prohibit dealing with individuals1 or entities in certain countries regardless of whether such individuals or entities appear on the OFAC lists.

[1]	These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

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To the best of the Subscriber’s knowledge, none of: (1) the Subscriber; (2) any person controlling or controlled by the Subscriber; (3) if the Subscriber is a privately-held entity, any person having a beneficial interest in the Subscriber; or (4) any person for whom the Subscriber is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an OFAC list, or a person or entity prohibited under the OFAC Programs. Please be advised that the Company may not accept any amounts from a prospective investor if such prospective investor cannot make the representation set forth in the preceding paragraph. The Subscriber agrees to promptly notify the Company should the Subscriber become aware of any change in the information set forth in these representations. The Subscriber understands and acknowledges that, by law, the Company may be obligated to “freeze the account” of the Subscriber, either by prohibiting additional subscriptions from the Subscriber, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations, and a Broker may also be required to report such action and to disclose the Subscriber’s identity to OFAC. The Subscriber further acknowledges that the Company may, by written notice to the Subscriber, suspend the redemption rights, if any, of the Subscriber if the Company reasonably deems it necessary to do so to comply with anti-money laundering regulations applicable to the Company or any Broker or any of the Company’s other service providers. These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

To the best of the Subscriber’s knowledge, none of: (1) the Subscriber; (2) any person controlling or controlled by the Subscriber; (3) if the Subscriber is a privately-held entity, any person having a beneficial interest in the Subscriber; or (4) any person for whom the Subscriber is acting as agent or nominee in connection with this investment is a senior foreign political figure2, or any immediate family3 member or close associate4 of a senior foreign political figure, as such terms are defined in the footnotes below.

If the Subscriber is affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if the Subscriber receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Subscriber represents and warrants to the Company that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (2) the Foreign Bank maintains operating records related to its banking activities; (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

dd.	Each Subscriber is aware that some of the members of Intuitive Venture Partners, LLC (“Intuitive”) are registered representatives registered with GPN, and may receive a portion of the Placement Agent Cash Fee and/or Placement Agent Warrants as described above. Intuitive is also acting as Collateral Agent. Each Subscriber, for itself and on behalf of its affiliates, expressly waives any conflicts of interest or potential conflicts of interest discussed in this paragraph and agrees that neither GPN nor the Collateral Agent or their affiliates, officers, directors or members shall have any liability to the Subscriber or its affiliates, and the Subscriber and its affiliates shall have no liability to GPN, the Collateral Agent or their affiliates, officers, directors or members, with respect to such conflicts of interest or potential conflicts of interest.

[2]	A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

[3]	“Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.

[4]	A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

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6.    Covenants.

(a)	Best Efforts. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 7 and 8 of this Agreement.

(b)	Form D. The Company agrees to file a Form D with respect to the offer and sale of the Notes and Warrants as required under Regulation D. The Company shall take such action as the Company shall reasonably determine is necessary to qualify the Notes, Warrants, Conversion Shares and Warrant Shares, or obtain an exemption for the Notes, Warrants, Conversion Shares and Warrant Shares for sale to the Subscribers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States and foreign jurisdictions, as applicable.

(c)	Reporting Status. Until the date on which the Subscriber shall have sold all of Subscriber’s Conversion Shares and Warrants Shares, the Company shall file in a timely manner (or, with respect to Form 8-K reports, shall use its commercially reasonable efforts to file in a timely manner) all reports required to be filed with the SEC pursuant to the Exchange Act, and the regulations of the SEC thereunder, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination.

(d)	Use of Proceeds. The Company shall use the net proceeds from the sale of the Units (after deducting fees and expenses (including brokerage fees, legal fees and expenses and fees payable to the Escrow Agent)) for research and development expenses, working capital and general corporate purposes.

(e)	Listings or Quotation. The Company shall use its commercially reasonable efforts to maintain the listing or quotation of its Common Stock upon the OTCQB tier of the OTC marketplace.

(f)	Survival. The representations and warranties of the Company and the Subscriber contained in Sections 4 and 5 shall survive the Closing for a period of twenty-four (24) months. The covenants contained in Sections 6 and 15 shall survive for the maximum period permitted by law. Each Subscriber shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

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(g)	Authority of Collateral Agent. Subscriber hereby irrevocably appoints, designates and authorizes the Collateral Agent to take such action on its behalf under the provisions of the Security Agreement and to exercise such powers and perform such duties as are expressly delegated to it by the terms of the Security Agreement, together with such powers as are reasonably incidental thereto, and grants and affirms the immunities and indemnities provided to the Collateral Agent Related Persons (as defined below) and their affiliates in the Security Agreement. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in the Security Agreement, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth in the Security Agreement, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the Security Agreement or otherwise exist against the Collateral Agent in its capacity as such. Subscriber acknowledges that none of the Collateral Agent Related Persons has made any representation or warranty to it, and that no act by the Collateral Agent hereinafter taken, including any review of the affairs of the Company, shall be deemed to constitute any representation or warranty by any Collateral Agent Related Person to Subscriber. Subscriber represents to the Collateral Agent that it has, independently and without reliance upon any Collateral Agent Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and made its own decision to enter into this Agreement and to invest in the Unit. Subscriber also represents that it will, independently and without reliance upon any Collateral Agent Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Transaction Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly required by the Security Agreement or this Agreement to be furnished to the Subscriber by the Collateral Agent, the Collateral Agent in its capacity as such shall not have any duty or responsibility to provide Subscriber with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Collateral Agent Related Persons. “Collateral Agent Related Persons” means the Collateral Agent and any successor agent arising hereunder or under the Security Agreement, together with their respective affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such persons and affiliates.

7.    Conditions to Company’s Obligations at Closing. The Company’s obligation to complete the sale and issuance of the Units and deliver the Notes and the Warrants to each Subscriber, individually, at each Closing shall be subject to the following conditions to the extent not waived by the Company:

a.	Receipt of Payment. The Company shall have received payment, by certified or other bank check or by wire transfer of immediately available funds, in the full amount of the Purchase Price for the number of Units being purchased by such Subscriber at such Closing.

b.	Representations and Warranties. The representations and warranties made by the Subscriber in Section 5 hereof shall be true and correct in all material respects as of, and as if made on, the date of this Agreement and as of such Closing Date with the same force and effect as if they had been made on and as of said date (except in each case to the extent any such representation and warranty is qualified by materiality, in which case, such representation and warranty shall be true and correct in all respects as so qualified). The Subscriber shall have performed in all material respects all obligations and covenants herein required to be performed by them on or prior to such Closing Date.

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c.	Receipt of Executed Documents. Such Subscriber shall have executed and delivered to the Company the Omnibus Signature Page, the Investor Profile, Anti-Money Laundering Form and Accredited Investor Certification.

d.	Minimum Offering. The initial Closing shall be at least for the number of Units in the Minimum Offering at the Purchase Price.

e.	Judgments. No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby.

8.    Conditions to Subscribers’ Obligations at Closing. Each Subscriber’s obligation to accept delivery of the Notes and the Warrants and to pay for the Units at each Closing shall be subject to the following conditions to the extent not waived by the Placement Agents on behalf of the Subscribers:

a.	Representations and Warranties. The representations and warranties made by the Company in Section 4 hereof shall be true and correct in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects as so qualified) as of, and as if made on, the date of this Agreement and as of such Closing Date with the same force and effect as if they had been made on and as of said date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and in all material respects correct as of such earlier date (except in each case to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects as so qualified). The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to such Closing Date.

b.	Receipt of Executed Transaction Documents. The Company shall have executed and delivered to the Placement Agents the Registration Rights Agreement and the Escrow Agreement.

c.	Minimum Offering. The initial Closing shall be at least for the number of shares of Common Stock in the Minimum Offering at the Purchase Price.

d.	Judgments. No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby.

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e.	Consents. The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation by the Company of the purchase and sale of the Units and the transactions contemplated hereby or under the Transaction Documents, all of which shall be in full force and effect.

f.	President’s Certificate. The Subscribers shall have received a certificate, executed by the President of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Subscribers.

g.	Officer’s Certificate. The Company shall have delivered to the Subscribers a certificate, executed on its behalf by an appropriate officer, dated as of the Closing Date, certifying the resolutions adopted by its Board of Directors approving the transactions contemplated by this Agreement, the other Transaction Documents and the issuance of the Units, certifying the current versions of its Certificate of Incorporation and By-laws (or equivalent documents), certifying as to the good standing of the Company in the jurisdiction of its formation and in jurisdictions authorized to conduct business, and certifying as to the signatures and authority of persons signing this Agreement on behalf of the Company. The foregoing certificate shall only be required to be delivered on the First Closing Date, unless any information contained in the certificate has changed.

h.	Legal Opinion. Solely with respect to the First Closing, Duane Morris LLP, counsel to the Company, shall deliver an opinion addressed to the Subscribers and the Placement Agents, dated as of the date of the First Closing, in form and substance reasonably acceptable to the Subscribers and Placement Agent.

9.     Indemnification. The Subscriber agrees to indemnify and hold harmless the Company, the Placement Agent and any other broker, agent or finder engaged by the Company for the Offering, and their respective directors, officers, shareholders, members, partners, employees and agents (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title), each person who controls such persons (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title) of such controlling person, from and against all losses, liabilities, claims, damages, costs, fees and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) based upon or arising out of the Subscriber’s actual or alleged false acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact, or breach by the Subscriber of any covenant or agreement made by the Subscriber, contained herein or in any other any other documents delivered by the Subscriber to the Company in connection with the transactions contemplated by this Agreement.

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The Company agrees to indemnify and hold harmless the Subscriber, its directors, officers, shareholders, members, partners, employees and agents (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title), each person who controls such persons (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title) of such controlling person, from and against all losses, liabilities, claims, damages, costs, fees and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) based upon or arising out of the Company’s actual or alleged false acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact, or breach by the Company of any covenant or agreement made by the Company, contained herein or in any other any other documents delivered by the Company to the Subscriber in connection with the transactions contemplated by this Agreement.

10.  Revocability; Binding Effect. The subscription hereunder may be revoked prior to the Closing thereon, provided that written notice of revocation is sent and is received by the Company or either of the Placement Agents at least two Business Days prior to the Closing on such subscription. The Subscriber hereby acknowledges and agrees that this Agreement shall survive the death or disability of the Subscriber and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns. If the Subscriber is more than one person, the obligations of the Subscriber hereunder shall be joint and several and the agreements, representations, warranties and acknowledgments herein shall be deemed to be made by and be binding upon each such person and such person’s heirs, executors, administrators, successors, legal representatives and permitted assigns.

11.  Immaterial Modifications to the Registration Rights Agreement. The Company may, at any time prior to the initial Closing, amend the Registration Rights Agreement if necessary to clarify any provision therein, without first providing notice or obtaining prior consent of the Subscriber.

12.  Third-Party Beneficiary. The Placement Agents shall be an express third-party beneficiary of the representations and warranties included in this Agreement. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in this Section 11.

13.  Assignability. This Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the Subscriber, and the transfer or assignment of the Units, the Notes, the Conversion Shares, the Warrants or the Warrant Shares shall be made only in accordance with all applicable laws.

14.  Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to the principles thereof relating to the conflict of laws.

15.  Arbitration. The parties agree to submit all controversies to arbitration in accordance with the provisions set forth below and understand that:

a.	Arbitration shall be final and binding on the parties.

b.	The parties are waiving their right to seek remedies in court, including the right to a jury trial.

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c.	Pre-arbitration discovery is generally more limited and different from court proceedings.

d.	The arbitrator’s award is not required to include factual findings or legal reasoning and any party’s right to appeal or to seek modification of rulings by arbitrators is strictly limited.

e.	The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

f.	All controversies which may arise between the parties concerning this Agreement shall be determined by arbitration pursuant to the rules then pertaining to the Financial Industry Regulatory Authority in New York City, New York. Judgment on any award of any such arbitration may be entered in the Supreme Court of the State of New York or in any other court having jurisdiction of the person or persons against whom such award is rendered. Any notice of such arbitration or for the confirmation of any award in any arbitration shall be sufficient if given in accordance with the provisions of this Agreement. The parties agree that the determination of the arbitrators shall be binding and conclusive upon them. The prevailing party, as determined by such arbitrators, in a legal proceeding shall be entitled to collect any costs, disbursements and reasonable attorney’s fees from the other party. Prior to filing an arbitration, the parties hereby agree that they will attempt to resolve their differences first by submitting the matter for resolution to a mediator, acceptable to all parties, and whose expenses will be borne equally by all parties. The mediation will be held in the County of New York, State of New York, on an expedited basis. If the parties cannot successfully resolve their differences through mediation, within sixty (60) days from the receipt of written notice of a controversy from the notifying party, the matter will be submitted for resolution by arbitration. The arbitration shall take place in the County of New York, State of New York, on an expedited basis.

16.  Blue Sky Qualification. The purchase of Units under this Agreement is expressly conditioned upon the exemption from qualification of the offer and sale of the Units from applicable federal and state securities laws. The Company shall not be required to qualify this transaction under the securities laws of any jurisdiction and, should qualification be necessary, the Company shall be released from any and all obligations to maintain its offer, and may rescind any sale contracted, in the jurisdiction.

17.  Use of Pronouns. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require.

18.  Confidentiality. The Subscriber acknowledges and agrees that any information or data the Subscriber has acquired from or about the Company or may acquire in the future, not otherwise properly in the public domain, was received in confidence. The Subscriber agrees not to divulge, communicate or disclose, except as may be required by law or for the performance of this Agreement, or use to the detriment of the Company or for the benefit of any other person, or misuse in any way, any confidential information of the Company, including any scientific, technical, trade or business secrets of the Company and any scientific, technical, trade or business materials that are treated by the Company as confidential or proprietary, including, but not limited to, internal personnel and financial information of the Company or its affiliates, the manner and methods of conducting the business of the Company or its affiliates and confidential information obtained by or given to the Company about or belonging to third parties. The Subscriber understands that the Company may rely on Subscriber’s agreement of confidentiality to comply with the exemptive provisions of Regulation FD under the Securities Act of 1933 as set forth in Rule 100(a)(b)(2)(ii) of Regulation FD. In addition, the Subscriber acknowledges that it is aware that the United States securities laws generally prohibit any person who is in possession of material nonpublic information about a public company such as the Company from purchasing or selling securities of such company. The provisions of this Section are in addition to and not in replacement of any other confidentiality agreement between the Company and the Subscriber.

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19.  Right of First Refusal.

a.	In the event that after the Offering Termination Date and prior to the date that is twelve (12) months following the initial Closing, the Company determines to offer for sale or to accept an offer to purchase any Company securities, including both debt and equity securities (the “Subsequent Offering Securities”), each Subscriber who previously purchased Units in the Offering (a “ROFR Holder”) shall have an option to purchase such ROFR Option Holder’s pro rata share of Subsequent Offering Securities on the same terms and conditions on which the Subsequent Offering Securities are proposed to be issued, as set forth in this Section (the “ROFR”).

b.	The Company shall send to each ROFR Holder a written notice (the “ROFR Notice”). The ROFR Notice shall set forth the material terms of the proposed sale of Subsequent Offering Securities and the number of Subsequent Offering Securities such ROFR Holder has the ROFR to purchase (such ROFR Holder’s “ROFR Amount”), which shall be a percentage of the total number of Subsequent Offering Securities proposed to be sold equal to (i) the total number of Units previously purchased by such ROFR Holder divided by (ii) the total number of Units previously sold by the Company; and the ROFR Notice shall include a copy of this Section. Each ROFR Holder wishing to exercise its ROFR on all or part of its ROFR Amount shall so notify the Company in writing within ten (10) Business Days after the Company’s transmittal of the ROFR Notice (a “ROFR Exercise Notice”).

c.	If the amount of Subsequent Offering Securities elected to be purchased in all ROFR Exercise Notices is less than the total number set forth in the ROFR Notice, the Company may sell the excess shares to persons other than ROFR Holders, but only on substantially the same terms as set forth in the First ROFR Notice. ROFR Holders who have elected to purchase shares of Subsequent Offering Securities shall execute the subscription and other related agreements for the sale of the Subsequent Offering Securities, the closing of which shall occur as provided in such documents.

d.	Notwithstanding the foregoing, the ROFR shall not apply to Company securities issued (i) pursuant to any merger, acquisition, stock or asset purchase, or business combination transactions involving the Company (a “Strategic Transaction”); or (ii) to any investors in connection with any such Strategic Transaction where the raising of capital is a condition to such transaction.

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20.  Potential Conflicts. The Placement Agents, their sub-agents, legal counsels to the Placement Agents, and/or their respective affiliates, principals, representatives or employees may now or hereafter own shares of the Company.

21.  Independent Nature of Each Purchaser’s Obligations and Rights. For avoidance of doubt, the obligations of the Purchasers under this Agreement are several and not joint with the obligations of any other Purchasers, and each Purchaser shall not be responsible in any way for the performance of the obligations of any other Purchaser under any other Subscription Agreement. Nothing contained herein and no action taken by the Purchaser shall be deemed to constitute the Purchaser as a partnership, an association, a joint venture, or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement and any other Subscription Agreements. The Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

22.  Notices. All notice and other communications hereunder which are required or permitted under this Agreement will be in writing and shall be deemed effectively given to a party by (a) the date of transmission if sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment if such notice or communication is delivered prior to 5:00 P.M., New York City time, on a business day, or the next business day after the date of transmission, if such notice or communication is delivered on a day that is not a business day or later than 5:00 P.M., New York City time, on any business day; (b) seven days after deposit with the United States Post Office, by certified mail, return receipt requested, first-class mail, postage prepaid; (c) on the date delivered, if delivered by hand or by messenger or overnight courier, addressee signature required (costs prepaid), to the addresses below or at such other address and/or to such other persons as shall have been furnished by the parties:

If to the Company:	Enumeral Biomedical Holdings, Inc.
200 CambridgePark Drive, Suite 2000
Cambridge, MA 02140
Attention: General Counsel

With a copy to:	Duane Morris LLP
(which shall not constitute notice)	1540 Broadway
New York, NY 10036
Attention: Michael D. Schwamm, Esq.

If to Katalyst Securities LLC:	Katalyst Securities, LLC
630 Third Avenue, 5th Floor
New York, NY 10017
Attention: Michael Silverman, Managing Director

With a copy to:	Barbara J. Glenns, Esq.
(which shall not constitute notice)	Law Office of Barbara J. Glenns, Esq.
30 Waterside Plaza, Suite 25G
New York, NY 10010

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If to GP Nurmenkari Inc.:	GP Nurmenkari Inc.
64 Wall Street, Suite 402
Norwalk, CT 06850
Attention: Albert Pezone

With a copy to:	CKR Law LLP
(which shall not constitute notice)	1330 Avenue of the Americas
14th Floor
New York, NY 10019
Attention: Scott Rapfogel, Esq.

23.  Omnibus Signature Page. This Agreement is intended to be read and construed in conjunction with the Registration Rights Agreement and the Security Agreement. Accordingly, pursuant to the terms and conditions of this Agreement, the Registration Rights Agreement and the Security Agreement, it is hereby agreed that the execution by the Subscriber of this Agreement, in the place set forth on the Omnibus Signature Page below, shall constitute agreement to be bound by the terms and conditions hereof, and the terms and conditions of the Registration Rights Agreement and the Security Agreement, with the same effect as if each of such separate but related agreement were separately signed.

24.  Public Disclosure. Neither the Subscriber nor any officer, manager, director, member, partner, stockholder, employee, affiliate, affiliated person or entity of the Subscriber shall make or issue any press releases or otherwise make any public statements or make any disclosures to any third person or entity with respect to the transactions contemplated herein and will not make or issue any press releases or otherwise make any public statements of any nature whatsoever with respect to the Company without the Company’s express prior approval. The Company has the right to withhold such approval in its sole discretion.

25.  Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

26.  Modification. This Agreement shall not be amended, modified or waived except by an instrument in writing signed by the Company and the holders of at least a majority of the Units, if no Notes or Warrants have yet been converted or exercised. If all of the Notes and Warrants have been converted and exercised, this Agreement shall not be amended, modified or waived except by an instrument in writing signed by the Company and the holders of at least a majority of the Conversion Shares and Warrant Shares acting as a group. If some but not all of the Notes and Warrants have been converted and exercised such that there are outstanding both full Units on the one hand and Conversion Shares and Warrant Shares on the other, this Agreement shall not be amended, modified or waived except by an instrument in writing signed by the Company , the holders of at least a majority of the Units and the holders of at least a majority of the Conversion Shares and Warrant Shares acting as a group. Any amendment, modification or waiver effected in accordance with this Section 26 shall be binding upon the Subscriber and each transferee of Notes, Warrants, Conversion Shares or Warrant Shares, each future holder of all such Notes, Warrants, Conversion Shares or Warrant Shares, and the Company but with respect to holders of Conversion Shares and Warrant Shares only to be extent such Conversion Shares and Warrant Shares, as applicable, have not been previously sold.

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27.   Miscellaneous.

a.	This Agreement, together with the Registration Rights Agreement, the Note, the Warrant, the Security Agreement, and any confidentiality agreement between the Purchaser and the Company, constitutes the entire agreement between the Subscriber and the Company with respect to the Offering and supersedes all prior oral or written agreements and understandings, if any, relating to the subject matter hereof. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions.

b.	This Agreement may be executed in one or more original or facsimile or by an e-mail which contains a portable document format (.pdf) file of an executed signature page counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument and which shall be enforceable against the parties actually executing such counterparts. The exchange of copies of this Agreement and of signature pages by facsimile transmission or in .pdf format shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or by e-mail of a document in pdf format shall be deemed to be their original signatures for all purposes.

c.	Each provision of this Agreement shall be considered separable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Agreement.

d.	Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

e.	The Subscriber understands and acknowledges that there may be multiple Closings for the Offering.

f.	The Subscriber hereby agrees to furnish the Company such other information as the Company may request prior to the Closing with respect to its subscription hereunder.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has duly executed this Subscription Agreement as of the 19th day of May, 2017.

ENUMERAL BIOMEDICAL HOLDINGS, INC.

By:
Name: Kevin G. Sarney Title: Vice President of Finance, Chief Accounting Officer, and Treasurer

How to subscribe for Units in the private offering of

Enumeral Biomedical Holdings, Inc.:

1.	Date and Fill in the number of Units being purchased and complete and sign the Omnibus Signature Page.

2.	Initial the Accredited Investor Certification in the appropriate place or places.

3.	Complete and sign the Investor Profile.

4.	Complete and sign the Anti-Money Laundering Information Form.

5.	Date and sign the Confidentiality Agreement.

6.	Fax or email all forms and then send all signed original documents to your registered representatives office:

Katalyst Securities LLC: Attn: Jennifer Goro 630 Third Avenue, 5th Floor New York, NY 10017 Facsimile Number: 212.247.1059 Telephone Number: 212.400.6993 E-mail address: jag@katalystsecurities.com	GP Nurmenkari Inc. Attn: Kimberly J Bechtle 122 East 42nd Street, Suite 1616 New York, NY 10168 Facsimile Number: 212.661.8786 Telephone Number: 212.612.3219 E-mail address: kbechtle@intuitivevp.com
7.	If you are paying the Purchase Price by check, a certified or other bank check for the exact dollar amount of the Purchase Price for the number of Shares you are purchasing should be made payable to the order of “Delaware Trust Company], as Escrow Agent for Enumeral Biomedical Holdings, Inc., Acct. # 79-2997” and should be sent directly to Delaware Trust Company, 2711 Centerville Road, One Little Falls Centre, Wilmington, DE 19808, Attn: Alan R. Halpern.

Checks take up to 5 business days to clear. A check must be received by the Escrow Agent at least 6 business days before the closing date.

8.	If you are paying the Purchase Price by wire transfer, you should send a wire transfer for the exact dollar amount of the Purchase Price for the number of Shares you are purchasing according to the following instructions:

Bank:	PNC Bank 300 Delaware Avenue Wilmington, DE 19899
ABA Routing #:	031100089
SWIFT CODE:	PNCCUS33
Account Name:	Delaware Trust Company
Account #:	5605012373
Reference:	“FFC: Enumeral Biomedical Holdings, Inc., Subscription Escrow #4 Acct. # 79-2997 [INSERT SUBSCRIBER’S NAME]”
Delaware Trust Contact:	Alan R. Halpern

Thank you for your interest,

Enumeral Biomedical Holdings, Inc.

OMNIBUS SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT, REGISTRATION RIGHTS AGREEMENT AND SECURITY AGREEMENT

The undersigned, desiring to: (i) enter into the Subscription Agreement, dated as of ____________ ___,1 2017 (the “Subscription Agreement”), between the undersigned, Enumeral Biomedical Holdings, Inc., a Delaware corporation (the “Company”), and the other parties thereto, in or substantially in the form furnished to the undersigned (ii) purchase the Notes and Warrants of the Company as set forth in the Subscription Agreement, (iii) enter into the Registration Rights Agreement (the “Registration Rights Agreement”), among the undersigned, the Company and the other parties thereto, in or substantially in the form furnished to the undersigned, and (iv) enter into the Intellectual Property Security Agreement (the “Security Agreement”) among the undersigned, the Company, Enumeral Biomedical Corp. and Intuitive Venture Partners, LLC and the other parties thereto, in or substantially in the form furnished to the undersigned, hereby agrees to purchase such securities from the Company and further agrees to join the Subscription Agreement, the Registration Rights Agreement and the Security Agreement as a party thereto, with all the rights and privileges appertaining thereto, and to be bound in all respects by the terms and conditions thereof. The undersigned specifically acknowledges having read the representations section in the Subscription Agreement entitled “Representations, Warranties and Agreements of the Subscriber” and hereby represents that the statements contained therein are complete and accurate with respect to the undersigned as a Subscriber.

IN WITNESS WHEREOF, the Subscriber hereby executes this Agreement, the Registration Rights Agreement and the Security Agreement.

Dated: _________________________, 2017

_______________ Number of Units	X	$ 1,000 Purchase Price per Unit	=	$_______________ Total Purchase Price

SUBSCRIBER (individual)	SUBSCRIBER (entity)

Signature	Name of Entity

By:
Print Name	Signature

Print Name:
Signature (if Joint Tenants or Tenants in Common)	Title:

Address of Principal Residence:	Address of Executive Offices:

Social Security Number(s):	IRS Tax Identification Number:

Telephone Number:	Telephone Number:

Facsimile Number:	Facsimile Number:

E-mail Address:	E-mail Address:

1 Will reflect the Closing Date. Not to be completed by Purchaser.

Enumeral Biomedical Holdings, Inc.

ACCREDITED INVESTOR CERTIFICATION

For Individual Investors Only

(all Individual Investors must INITIAL where appropriate):

Initial _______	I have a net worth of at least US$1 million either individually or through aggregating my individual holdings and those in which I have a joint, community property or other similar shared ownership interest with my spouse. (For purposes of calculating your net worth under this paragraph, (a) your primary residence shall not be included as an asset; (b) indebtedness secured by your primary residence, up to the estimated fair market value of your primary residence at the time of your purchase of the securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of your purchase of the securities exceeds the amount outstanding sixty (60) days before such time, other than as a result of the acquisition of your primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by your primary residence in excess of the estimated fair market value of your primary residence at the time of your purchase of the securities shall be included as a liability.)
Initial _______	I have had an annual gross income for the past two (2) years of at least US$200,000 (or US$300,000 jointly with my spouse) and expect my income (or joint income, as appropriate) to reach the same level in the current year.

Initial _______	I am a director or executive officer of Enumeral Biomedical Holdings, Inc.

For Non-Individual Investors (Entities)
(all Non-Individual Investors must INITIAL where appropriate):

Initial _______	The investor certifies that it is a partnership, corporation, limited liability company or business trust that is 100% owned by persons who meet at least one of the criteria for Individual Investors set forth above (in which case each such person must complete the Accreditor Investor Certification for Individuals above as well the remainder of this questionnaire).

Initial _______	The investor certifies that it is a partnership, corporation, limited liability company or business trust that has total assets of at least US$5 million and was not formed for the purpose of investing the Company.

Initial _______	The investor certifies that it is an employee benefit plan whose investment decision is made by a plan fiduciary (as defined in ERISA §3(21)) that is a bank, savings and loan association, insurance company or registered investment advisor.

Initial _______	The investor certifies that it is an employee benefit plan whose total assets exceed US$5,000,000 as of the date of this Agreement.

Initial _______	The undersigned certifies that it is a self-directed employee benefit plan whose investment decisions are made solely by persons who meet at least one of the criteria for Individual Investors.

Initial _______	The investor certifies that it is a U.S. bank, U.S. savings and loan association or other similar U.S. institution acting in its individual or fiduciary capacity.

Initial _______	The undersigned certifies that it is a broker-dealer registered pursuant to §15 of the Securities Exchange Act of 1934.

Initial _______	The investor certifies that it is an organization described in §501(c)(3) of the Internal Revenue Code with total assets exceeding US$5,000,000 and not formed for the specific purpose of investing in the Company.

Initial _______	The investor certifies that it is a trust with total assets of at least US$5,000,000, not formed for the specific purpose of investing in the Company, and whose purchase is directed by a person with such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of the prospective investment.

Initial _______	The investor certifies that it is a plan established and maintained by a state or its political subdivisions, or any agency or instrumentality thereof, for the benefit of its employees, and which has total assets in excess of US$5,000,000.

Initial _______	The investor certifies that it is an insurance company as defined in §2(13) of the Securities Act of 1933, or a registered investment company.

Enumeral Biomedical Holdings, Inc.

INVESTOR PROFILE
(Must be completed by Investor)

Section A - Personal Investor Information

Investor Name(s):

Individual executing Profile or Trustee:

Social Security Numbers / Federal I.D. Number:

Date of Birth:	Marital Status:

Joint Party Date of Birth:	Investment Experience (Years):

Annual Income:	Liquid Net Worth:

Net Worth*:

Tax Bracket:                               _____ 15% or below                                           _____ 25% - 27.5%                                            _____ Over 27.5%

Home Street Address:

Home City, State & Zip Code:

Home Phone: ___________________________     Home Fax: ___________________________    Home Email: ___________________________

Employer:

Employer Street Address:

Employer City, State & Zip Code:

Bus. Phone: _________________________   Bus. Fax: _________________________   Bus. Email: _________________________

Type of Business:

Outside Broker/Dealer:

Section B – Certificate Delivery Instructions

____ Please deliver certificate to the Employer Address listed in Section A.

____ Please deliver certificate to the Home Address listed in Section A.

____ Please deliver certificate to the following address:

Section C – Form of Payment – Check or Wire Transfer

____ Check payable to Delaware Trust Company, as Escrow Agent for Enumeral Biomedical Holdings, Inc., ACCT# 79-2997

____ Wire funds from my outside account according to Section 2(b) of the Subscription Agreement.

____ The funds for this investment are rolled over, tax deferred from __________ within the allowed 60-day window.

Please check if you are a FINRA member or Affiliate of a FINRA member firm: _____

Investor Signature	Date

*       For purposes of calculating your net worth in this form, (a) your primary residence shall not be included as an asset; (b) indebtedness secured by your primary residence, up to the estimated fair market value of your primary residence at the time of your purchase of the securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of your purchase of the securities exceeds the amount outstanding sixty (60) days before such time, other than as a result of the acquisition of your primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by your primary residence in excess of the estimated fair market value of your primary residence at the time of your purchase of the securities shall be included as a liability.

ANTI MONEY LAUNDERING REQUIREMENTS

The USA PATRIOT Act

The USA PATRIOT Act is designed to detect, deter, and punish terrorists in the United States and abroad. The Act imposes new anti-money laundering requirements on brokerage firms and financial institutions. Since April 24, 2002 all brokerage firms have been required to have new, comprehensive anti-money laundering programs.

To help you understand these efforts, we want to provide you with some information about money laundering and our steps to implement the USA PATRIOT Act.

What is money laundering?

Money laundering is the process of disguising illegally obtained money so that the funds appear to come from legitimate sources or activities. Money laundering occurs in connection with a wide variety of crimes, including illegal arms sales, drug trafficking, robbery, fraud, racketeering, and terrorism.

How big is the problem and why is it important?

The use of the U.S. financial system by criminals to facilitate terrorism or other crimes could well taint our financial markets. According to the U.S. State Department, one recent estimate puts the amount of worldwide money laundering activity at $1 trillion a year.

What are we required to do to eliminate money laundering?

Under rules required by the USA PATRIOT Act, our anti-money laundering program must designate a special compliance officer, set up employee training, conduct independent audits, and establish policies and procedures to detect and report suspicious transaction and ensure compliance with such laws. As part of our required program, we may ask you to provide various identification documents or other information. Until you provide the information or documents we need, we may not be able to effect any transactions for you.

ANTI-MONEY LAUNDERING INFORMATION FORM

The following is required in accordance with the AML provision of the USA PATRIOT ACT.

(Please fill out and return with requested documentation.)

INVESTOR NAME:
LEGAL ADDRESS:

SSN# or TAX ID#
OF INVESTOR:
YEARLY INCOME:
NET WORTH:	*

* For purposes of calculating your net worth in this form, (a) your primary residence shall not be included as an asset; (b) indebtedness secured by your primary residence, up to the estimated fair market value of your primary residence at the time of your purchase of the securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of your purchase of the securities exceeds the amount outstanding sixty (60) days before such time, other than as a result of the acquisition of your primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by your primary residence in excess of the estimated fair market value of your primary residence at the time of your purchase of the securities shall be included as a liability.

INVESTMENT OBJECTIVE(S) (FOR ALL INVESTORS):

ADDRESS OF BUSINESS OR OF EMPLOYER:

FOR INVESTORS WHO ARE INDIVIDUALS: AGE:

FOR INVESTORS WHO ARE INDIVIDUALS: OCCUPATION:

FOR INVESTORS WHO ARE ENTITIES: TYPE OF BUSINESS:

IDENTIFICATION & DOCUMENTATION AND SOURCE OF FUNDS:

1.	Please submit a copy of non-expired identification for the authorized signatory(ies) on the investment documents, showing name, date of birth, address and signature. The address shown on the identification document MUST match the Investor’s address shown on the Investor Signature Page.

Current Driver’s License	or	Valid Passport	or	Identity Card

(Circle one or more)

2.	If the Investor is a corporation, limited liability company, trust or other type of entity, please submit the following requisite documents: (i) Certificate of Incorporation, By-Laws, Certificate of Formation, Operating Agreement, Trust or other similar documents for the type of entity; and (ii) Corporate Resolution or power of attorney or other similar document granting authority to signatory(ies) and designating that they are permitted to make the proposed investment.

3.	Please advise where the funds were derived from to make the proposed investment:

Investments	Savings	Proceeds of Sale	Other ____________

(Circle one or more)

Signature:
Print Name:
Title (if applicable):
Date:

ENUMERAL BIOMEDICAL HOLDINGS, INC.

CONFIDENTIALITY AGREEMENT

_______________, 2017

To facilitate the consideration and negotiation of a possible transaction (the “Transaction”) between Enumeral Biomedical Holdings, Inc. (the “Company”) and the undersigned potential investor (“Investor”), the Company is furnishing non-public information (the “Confidential Information”) to Investor. Investor agrees to use the Confidential Information solely for the purpose of evaluating the Transaction. Investor shall keep the Confidential Information confidential and shall not disclose any of the Confidential Information to any third person, except to the extent that disclosure of the Confidential Information is made to Investor’s legal counsel and/or advisor(s) who need to know such information for the sole purpose of assisting Investor in evaluating the Transaction. Investor hereby agrees to be responsible for any violations hereof by Investor’s legal counsel and/or advisor(s).

Except as permitted hereunder, Investor shall not disclose to any person (a) that the Confidential Information has been made available to Investor, (b) that discussions or negotiations are taking place concerning the Transaction, (c) any terms, conditions or other facts with respect to the Transaction, including the status thereof, or (d) the existence of this confidentiality agreement or its terms.

Investor hereby acknowledges that it is aware that the federal and state securities laws prohibit any person who has material, non-public information about a company from purchasing or selling securities of such a company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. Nothing herein shall preclude disclosure of the Confidential Information or trading thereon after public disclosure of the Confidential Information is made by the Company. This Agreement is effective as of the date this Agreement is executed (the “Effective Date”), and the confidentiality obligations and other restrictions contained herein shall apply to the Confidential Information until the six (6) month anniversary of the Effective Date.

All Confidential Information disclosed shall be and shall remain the property of the Company, and this agreement shall not be construed as a license or any other grant of any right whatsoever in connection with the Confidential Information. Promptly after being so requested by the Company, Investor shall return or destroy (and certify such destruction in writing) all Confidential Information.

Accepted and agreed to as of the date first written above:

Investor (individual)	Investor

Signature	Name of Entity

Print Name	Signature

Title:
Additional Signature

Print Name:	Print Name
(if Joint Tenants or Tenants in Common)

EXHIBIT A

Form of Note

EXHIBIT B

Form of Warrant

EXHIBIT C

Security Agreement

EXHIBIT D

Registration Rights Agreement